UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



        Date of Report: (Date of earliest event reported) October 7, 2004



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                             1-3247                 16-0393470
(State or other jurisdiction         (Commission            (I.R.S. Employer
of incorporation)                    File Number)           Identification No.)


One Riverfront Plaza, Corning, New York                     14831
(Address of principal executive offices)                    (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)


N/A
(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
-----------------------------------------------------------

Item 2.06 Material Impairments
------------------------------

The following information is filed pursuant to Item 2.05, "Costs Associated with Exit or Disposal Activities" and Item 2.06, "Material Impairments."

On October 6, 2004, Corning Incorporated issued a press release announcing that Corning will recognize certain non-cash charges against its results for the third quarter ended September 30, 2004. A copy of the press release is attached as Exhibit 99, the contents of which are incorporated herein by reference.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

(c) Exhibits

    99       Press Release dated October 6, 2004 issued by Corning Incorporated

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   CORNING INCORPORATED
                                   Registrant



Date: October 7, 2004              By /s/ KATHERINE A. ASBECK
                                          -----------------------------------
                                          Katherine A. Asbeck
                                          Senior Vice President and Controller

                                                                  Exhibit 99
                                                                  ----------


     FOR RELEASE -- OCTOBER 6, 2004

     Media Relations:                         Investor Relations Contact:
     Daniel F. Collins                        Kenneth C. Sofio
     607-974-4197                             607-974-7705
     collinsdf@corning.com                    sofiokc@corning.com


                      Corning To Take Third-Quarter Charges

     CORNING, N.Y. -- Corning Incorporated (NYSE: GLW) announced today that it will take non-cash charges in the range of $2.8 billion to $2.9 billion against its third-quarter results. The charges will include approximately $1.4 billion to impair goodwill related to its Telecommunications segment; approximately $420 million to impair fixed assets and equity method investments in its Telecommunications segment; and up to $1 billion to establish a valuation allowance against certain deferred tax assets.

     The company determined its goodwill charge in accordance with Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other
     Intangible Assets." At the end of the second quarter, Corning had $1.7 billion in goodwill, with approximately $1.6 billion related to the Telecommunications segment.

     The goodwill recoverability assessment included reviewing the company's long-term view of the telecommunications market, projections of future cash flows, and the estimated fair market value of the overall business segment. The company completed this assessment today after a process concluding with review by Corning's board of directors.

     James B. Flaws, vice chairman and chief financial officer, said, "Although our results in the Telecommunications segment in 2003 and 2004 have been on track with our projections, we are not seeing significant signs of the broad uplift in industry conditions previously projected for 2005 and beyond. As a result, we have updated and lowered our estimates of future cash flows for the Telecommunications segment. Our revised cash flow projections no longer support the goodwill related to this segment. Therefore, it is appropriate that we take an impairment charge."


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

     Corning To Take Third-Quarter Charges
     Page 2


     Telecommunications pricing and mix remains depressed
     Flaws said, "The primary changes in our projections for this segment include lower estimates of future pricing and a lower mix of premium fiber products. These revised forecasts reflect new estimates of industry growth patterns, competitive conditions, and future customer demand. We now estimate that depressed pricing and low demand for premium fiber may persist well beyond 2005, and the industry rebound from depressed conditions may be slower and less robust than previously forecast."

     Flaws said the company remains pleased with the current strength in North American telecommunications sales, due in large part to Corning's participation in Verizon Communications fiber-to-the-premises build out. However, it is not enough to signal a broad recovery in the global telecommunications market.

     In addition to the goodwill impairment charge, Corning will record fixed asset and equity investment impairment charges approximating $420 million. These charges primarily relate to the phase II expansion of its Concord, N.C. optical fiber facility, which was only partially completed before the entire complex was mothballed in October 2002. "We no longer believe that the global optical fiber market will ever reach a demand level that would justify completing this facility," Flaws said.

     Corning will continue to mothball and depreciate the separate, previously operated portion of the Concord facility. Flaws said, "If current fiber demand remains on the pace now forecast, we could begin to reopen the original portion of our Concord facility as early as 2006."

     Flaws also said that Corning is currently operating its Wilmington, N.C. optical fiber facility at less than full capacity, and the addition of the Concord manufacturing plant would result in Corning having the capacity to produce more than double today's fiber volumes.

     Deferred tax assets
     In addition, Corning said that it would record a charge of up to $1 billion to establish a valuation allowance against certain deferred tax assets in accordance with SFAS No. 109, "Accounting for Income Taxes." This valuation allowance primarily relates to Corning's U.S. deferred tax assets. "As a result of the impairment charges and our lowered projections for the Telecommunications segment, our largest U.S.-based business, we have concluded that we must provide a valuation allowance against our deferred tax assets at this time," Flaws said.


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

     Corning To Take Third-Quarter Charges
     Page 3


     SFAS 109 requires that greater weight be given to previous cumulative losses than the outlook for future profitability when determining whether deferred tax assets can be used. Flaws said, "We have incurred significant losses in the United States due primarily to telecommunications restructuring and impairment charges recorded over the last four years. Although Corning's performance is improving, it is primarily due to our LCD growth in Asia. Our U.S. business, which includes a significant portion of our global research, development and engineering and corporate infrastructure spending, is operating at a loss."

     Flaws said, "The establishment of this valuation allowance is required by SFAS 109. We remain committed to returning to profitability in the U.S. so that we will eventually be able to use the majority of these deferred tax assets before they expire." In general, U.S. tax laws allow 20 years to use operating loss carry-forwards.

     This valuation allowance will be reviewed periodically and could be reversed partially or totally after the company has achieved sustained profitability in the United States. Until then, Corning's tax provision will include only the net tax expense attributable to its international operations. This change could reduce Corning's results in the fourth quarter by up to $0.01 per share. Corning does not expect the change to have a material impact on the company's 2005 results.

     Flaws said that the charges in the range of $2.8 billion to $2.9 billion are non-cash and will have no impact on the company's cash flow or liquidity. Corning's debt- to-capital ratio will increase to approximately 43 percent as a result of the charges, and remains well below any covenant tests in its existing revolving credit agreement.

     "These accounting charges are clearly disappointing, particularly in light of Corning's recent improved performance. Absent these new charges, we expect our third quarter results to be in line with our previous expectations," he said.

     Conference call information
     The company will host a conference call to discuss these third-quarter charges at 8:30 a.m. EST on Thursday, October 7. To access the call, dial
     (773) 756-4786. The password is Corning Conference. The leader is Sofio. A reply of the call will begin at approximately 10:30 a.m. EST and will run through 3 p.m. EST, Wednesday, Oct. 20. To listen, dial (420) 220-4087, no pass code is required. To listen to a live audio webcast of the call at 8:30 a.m. on Thursday, October 7, please go to Corning's Web site and follow the instructions: http://www.corning.com/investor_relations. The audio webcast will be archived for one year following the call.


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

     Corning To Take Third-Quarter Charges
     Page 4


     Presentation of Information in this New Release
     Corning's earnings estimate for the third quarter is a non-GAAP financial measure as it excludes the impact of impairment charges for goodwill, fixed assets and equity investments; charges associated with establishing a valuation allowance against certain deferred tax assets; any potential gains or losses arising from previously announced restructuring actions; previously announced loss on the sale of the frequency controls business; any further adjustments to the asbestos settlement reserve required by movements in Corning's stock price; and income from discontinued operations. The company believes presenting earnings estimates that exclude these items is helpful in understanding Corning's operating results. This earnings estimate is reconciled on the company's website at www.corning.com/investor_relations.

     About Corning Incorporated
     Corning Incorporated (www.corning.com) is a diversified technology company that concentrates its efforts on high-impact growth opportunities. Corning combines its expertise in specialty glass, ceramic materials, polymers and the manipulation of the properties of light, with strong process and manufacturing capabilities to develop, engineer and commercialize significant innovative products for the telecommunications, flat panel display, environmental, semiconductor, and life sciences industries.

     Forward-Looking and Cautionary Statements
     This press release contains forward-looking statements that involve a variety of business risks and other uncertainties that could cause actual results to differ materially. These risks and uncertainties include the possibility of changes or fluctuations in global economic and political conditions; tariffs, import duties and currency fluctuations; product demand and industry capacity; competitive products and pricing; manufacturing efficiencies; cost reductions; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; capital spending by larger customers in the liquid crystal display industry and other businesses; changes in the mix of sales between premium and non-premium products; facility expansions and new plant start-up costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political instability or major health concerns; ability to obtain financing and capital on commercially reasonable terms; adequacy and availability of insurance; capital resource and cash flow activities; capital spending; equity company activities; interest costs; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; changes in key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are identified in Corning's filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.